As filed with the Securities and Exchange Commission on October 23, 2007	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Silverleaf Resorts, Inc.
(Exact Name of Registrant Specified in its Charter)

Texas	75-2259890
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1221 River Bend Drive
Suite 120
Dallas, TX 75247
(214) 631-1166
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Copy to:
Robert E. Mead
Chief Executive Officer	David N. Reed
Silverleaf Resorts, Inc.	Meadows, Collier, Reed,
1221 River Bend Drive, Suite 120	Cousins & Blau, L.L.P.
Dallas, TX 75247	901 Main Street, Suite 3700
(214) 631-1166	Dallas, TX 75202
(Name, address, including zip code, and	(214) 744-3700
telephone number, including area code,
of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
	Amount to Be	Price	Offering	Registration
Title of Each Class of Securities to be Registered (1)	Registered	Per Unit	Price (1)	Fee (2)
Debt securities, common stock, preferred stock and warrants to purchase common stock or preferred stock (3)	$100,000,000	—	—	$3,070
Total	$100,000,000	—	—	$3,070

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(3)	Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
	Amount to Be	Price Per	Offering	Registration
Title of Each Class of Securities to be Registered	Registered (1)	Share (2)	Price (2)	Fee
Common stock to be sold by the selling shareholder	9,349,417 shares	$5.78	$54,039,630	$1,659
Total	9,349,417 shares	$5.78	$54,039,630	$1,659

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) of the Securities Act.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on the Nasdaq Capital Market on October 18, 2007.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 23, 2007
PROSPECTUS
Silverleaf Resorts, Inc.
Debt Securities, Common Stock,
Preferred Stock and Warrants
9,349,417 Shares
Common Stock
     We may from time to time sell any combination of debt securities, preferred stock, common stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold by the Company under this prospectus will not exceed $100,000,000.
     Robert E. Mead, as voting trustee of shares beneficially owned by him, or the voting trust’s pledgees, donees, transferees, assignees or other successors-in-interest that receive the voting trust’s shares in a non-sale transfer, may sell up to 9,349,417 shares of our common stock as selling shareholder under this prospectus and any prospectus supplement, from time to time, in one or more offerings. We will not receive any proceeds from such sales.
     This prospectus provides a general description of the securities we may offer. Each time we or the selling shareholder sells securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     We or the selling shareholder will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     Our common stock is traded on the Nasdaq Capital Market under the symbol “SVLF.” On October 18, 2007, the closing price of our common stock was $5.95.
     Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 5.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                      , 2007.

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000, and the selling shareholder may sell shares of common stock. This prospectus provides you with a general description of the securities we and the selling shareholder may offer. Each time we or the selling shareholder sells securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
     We may sell from time to time, in one or more offerings:
•	common stock;

•	preferred stock;

•	warrants to purchase any of the securities listed above; and

•	debt securities.
     In this prospectus, we will refer to the common stock, preferred stock, debt securities and warrants collectively as “securities.”
     If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

     This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement. This prospectus may not be used to consummate sales by the selling shareholder unless it is accompanied by a prospectus supplement.
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or such accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.
ABOUT SILVERLEAF
     Silverleaf Resorts, Inc. was incorporated in Texas in 1989. Our principal business is the development, marketing, and operation of “getaway” and “destination” timeshare resorts. As of December 31, 2006, we own seven “getaway resorts” in Texas, Missouri, Illinois, and Georgia (the “Getaway Resorts”). We also own six “destination resorts” in Texas, Missouri, Massachusetts, and Florida (the “Destination Resorts”). We also own Pinnacle Lodge, a hotel property located near the Winter Park recreational area in Colorado which provides our owners with another destination vacation alternative and gives us an entry point into this increasingly popular destination area.
     The Getaway Resorts are designed to appeal to vacationers seeking comfortable and affordable accommodations in locations convenient to their residences and are located near major metropolitan areas. Our Getaway Resorts are located close to principal areas where we market our vacation products to facilitate more frequent “short-stay” getaways. We believe such short-stay getaways are growing in popularity as a vacation trend. Our Destination Resorts are located in or near areas with national tourist appeal and offer our customers the opportunity to upgrade into a more upscale resort area as their lifestyles and travel budgets permit. Both the Getaway Resorts and the Destination Resorts (collectively, the “Existing Resorts”) provide a quiet, relaxing vacation environment. We believe our resorts offer our customers an economical alternative to commercial vacation lodging. The average price for an annual one-week vacation ownership interval (“Vacation Interval”) for a two-bedroom unit at the Existing Resorts was $11,681 for 2006 and $11,124 for 2005.
     Owners of Silverleaf Vacation Intervals at the Existing Resorts (“Silverleaf Owners”) enjoy certain distinct benefits. These benefits include (i) use of vacant lodging facilities at the Existing Resorts through our “Bonus Time” Program; (ii) year-round access to the Existing Resorts’ non-lodging amenities such as fishing, boating, horseback riding, swimming, tennis, or golf on a daily basis for little or no additional charge; and (iii) the right to exchange the use of a Vacation Interval at one of our Existing Resorts for a different time period at a different Existing Resort through our internal exchange program. These benefits are subject to availability and other limitations. Most Silverleaf Owners may also enroll in the Vacation Interval exchange network operated by Resort Condominiums International (“RCI”). Our destination resort in Florida is not under contract with RCI; however at October 23, 2007, it is under contract with Interval International, Inc., a competitor of RCI.
     Each timeshare resort has a timeshare owners’ association (a “Club”). At December 31, 2006, each Club (other than the club at Orlando Breeze) operates through a centralized organization to manage the resorts on a collective basis. This centralized organization is Silverleaf Club, a Texas not-for-profit corporation. Silverleaf Club is under contract with each Club for each of the Existing Resorts (with the exception of Orlando Breeze) to operate and manage its resort. In turn, we have a contract (“Management Agreement”) with Silverleaf Club, under which we perform the supervisory and management functions of the resorts on a collective basis. All costs of operating the timeshare resorts, including management fees payable to us under the Management Agreement, are to be covered by monthly dues paid by the timeshare owners to their respective Clubs as well as income generated by the operation of certain amenities at the timeshare resorts.
     Orlando Breeze has its own club (“Orlando Breeze Resort Club”), which is operated independently of Silverleaf Club. We also provide certain supervisory and management functions for Orlando Breeze Resort Club under the terms of a written agreement.
     Silverleaf is a Texas corporation, and our principal executive offices are located at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247. Our telephone number is (214) 631-1166.
     For additional information relating to our business, operations, properties and other matters, see the documents referred to in this prospectus under the section entitled “Where You Can Find More Information” and the information we incorporate by reference in this prospectus listed in the section entitled “Incorporation of Certain Documents by Reference.”
     In this prospectus, “Silverleaf Resorts, Inc.,” “Silverleaf,” “the Company,” “the Registrant,” “we,” “us,” or “our” refer to Silverleaf Resorts, Inc. and it subsidiaries.
RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our Annual Report on form 10-K for the year ended December 31, 2006 and in any of our other filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in “Risk Factors” above and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the dollar amount of the coverage of our earnings over our fixed charges. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Six Months
	Ended	Year Ended December 31,
	June 30, 2007	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	2.70x	2.56x	2.63x	1.69x	0.15x	1.88x
     The ratio of earnings to fixed charges is computed by dividing the sum of income or loss from continuing operations before provision for income taxes, which does not include any income or loss from equity investees, plus fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and premiums, and that portion of rental payments under operating leases we believe to be representative of interest expense.
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include increasing our working capital, reducing indebtedness, acquisitions or investments in our businesses, and capital expenditures. We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.
     We will not receive any proceeds from the sale of common stock being offered by the selling shareholder.
PLAN OF DISTRIBUTION
Sales by the Company
     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     If underwriters are used in the sale of any shares, the shares may be acquired by the underwriters for their own account and then be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).
Sales by the Selling Shareholder
     The selling shareholder may offer and sell shares offered by this prospectus from time to time and may also decide not to sell any or all of the shares it is allowed to sell under this prospectus. The selling shareholder may sell any or all of the shares covered hereby on any stock exchange, market or trading facility on which our shares are traded, including The NASDAQ Capital Market, or in private transactions. The selling shareholder may use one or more of the following methods when selling shares:
•	privately-negotiated transactions;

•	ordinary brokerage transaction in which a broker-dealer solicits purchasers;

•	brokerage transactions in which a broker-dealer sells shares in the open market according to parameters defined by the selling shareholder in a pre-arranged trading plan;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	a combination of any of the above methods; or

•	any other method permitted by applicable law.
     The selling shareholder may sell at market prices at the time of the sale, at prices related to the market price or at negotiated prices. The selling shareholder will act independently of us in making the decisions with respect to the timing, manner of sale and number of shares to be sold. The selling shareholder may also sell shares under Rule 144 of the Securities Act of 1933, as amended.
Sales by the Company or the Selling Shareholder
     We and the selling shareholder may sell the shares through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we or the selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us, the selling shareholder or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We and the selling shareholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
     The selling shareholder, underwriters, broker-dealers and agents that participate in the distribution of the shares will be deemed to be “underwriters” as defined by the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because the selling shareholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholder may be subject to the prospectus delivery requirements of the Securities Act.
     We have agreed to indemnify the selling shareholder for any loss, liability, claim, damage and expense incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus pursuant to which the shares are registered or offered under the Securities Act, the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus, including all documents incorporated therein by reference. The foregoing indemnity shall not apply, however, to any loss, liability, claim, damage or expense which arise out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to us by the selling shareholder expressly for use in the registration statement. The selling shareholder shall indemnify us for any loss, claim damage or expense that arises out of or is based upon, any untrue statement omissions made in the registration statement or a prospectus in reliance upon and in conformity with written information furnished to us by the selling shareholder, or the selling shareholder’s failure to deliver an amended or supplemental prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.
     Agents, underwriters, and dealers may be entitled under relevant agreements with us or the selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
     We will pay any or all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholder, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholder.
     Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or the selling shareholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable NASD limitations.
     Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Silverleaf with the Commission are incorporated by reference in and made a part of this prospectus:
•	Silverleaf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006

•	Silverleaf’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007
•	Silverleaf’s Current Reports on Form 8-K filed with the Commission on February 15, 2007, February 27, 2007, March 12, 2007, September 14, 2007, and October 4, 2007
•	Silverleaf’s Definitive Proxy Statement filed with the Commission on April 5, 2007
     All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Silverleaf Resorts, Inc.
Attn: Corporate Secretary
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
Tel : (214) 631-1166
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and other reports, proxy statements and other information with the SEC. You can read and copy any document we file at the public reference facilities of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available to the public at the SEC’s website at www.sec.gov and at our website at www.silverleafresorts.com. Information contained on our website shall not be deemed to be incorporated by reference in to this prospectus, or in to any prospectus supplement.
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules to the registration statement that are excluded from this prospectus. For further information you may:
•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s public reference rooms;

•	view a copy on the Commission’s website; or

•	obtain a copy from the Commission upon payment of the fees prescribed by the SEC.
SELLING SHAREHOLDER
     All of the shares offered by the selling shareholder are held of record by Robert E. Mead, as Trustee of the Robert E. Mead Voting Trust established under a Voting Trust Agreement dated November 1, 1999 between Robert E. Mead and his wife, Judith F. Mead. While Mr. Mead has always held the sole power to vote and dispose of these shares, the shares are the community property of Mr. Mead and his wife. As the sole voting trustee designated under the voting trust agreement, Mr. Mead continues to have the sole power to vote and dispose of all or a portion of the shares subject to the voting trust. Mr. Mead is our chairman and chief executive officer.
     The following table sets forth the number of shares of our common stock owned by the selling shareholder as of the date hereof, the number of shares of common stock that will be beneficially owned by the selling shareholder after the completion of this offering assuming the sale of all shares offered and no other changes in beneficial ownership, the percentage of Silverleaf common stock owned by the selling shareholder as of the date hereof, and the percentage of Silverleaf common stock after the completion of the offering, assuming the sale of all shares offered hereunder and no other changes in beneficial ownership or in the number of Silverleaf shares outstanding. The information below is based upon information supplied by the selling shareholder.

			Percentage of	Percentage of
		Number of Shares	Silverleaf Common	Silverleaf Common
	Number of Shares	Owned after	Stock Currently	Stock Owned after
Selling	Owned by the	Completion of the	owned by the Selling	Completion of the
Shareholder	Selling Shareholder (1)	Offering (2)	Shareholder(3)	Offering (2)
Robert E. Mead, Trustee (4)	9,349,417	0	24.72%	0%

(1)	Based upon information available as of October 23, 2007.

(2)	Assumes the sale by the selling shareholder of all shares of common stock offered by this prospectus.

(3)	Based upon 37,818,154 shares outstanding at October 23, 2007.

(4)	The address of the selling shareholder is 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.
     We have agreed to reimburse the selling shareholder for any losses and expenses he may have as a result of any untrue or incomplete statement by us of a material fact in the registration statement or prospectus. We will not, however, be required to reimburse the selling shareholder if the untrue statement or omission results from information provided to us by the selling shareholder. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, and, therefore, may be unenforceable. The selling shareholder may be required to reimburse us for any losses or expenses we may have as a result of untrue or incomplete information provided to us by the selling shareholder. We are registering a portion of the shares offered by the selling shareholder pursuant to a registration rights agreement between us and the selling shareholder included as an exhibit to the registration statement of which this prospectus forms a part. Mr. Mead, in his individual capacity as our chief executive officer is a party to an employment agreement with us, which is described in the proxy statement for our 2007 annual meeting.
DESCRIPTION OF DEBT SECURITIES
     The debt securities covered by this prospectus will be our senior or subordinated debt securities issued under one or more separate senior or subordinated indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.
     The following is a summary of the most important provisions and definitions that we expect will be a part of the indentures. For additional information, you should look at the applicable indenture that we will file prior to the offering of any debt securities. The indentures are expected to be substantially identical except for the subordination provisions described below under “Subordinated Debt Securities.” In this Description of Debt Securities, the words “we”, “us” or “our” refer only to Silverleaf and not to any of our subsidiaries.
General
     Debt securities may be issued in separate series without limitation as to aggregate principal amount, though such amount shall be effectively limited by the aggregate principal amount of securities that we may sell under this prospectus. We may specify a maximum aggregate principal amount for the debt securities of any series.
     The prospectus supplement will set forth:
•	whether the debt securities will be senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.
     Unless otherwise specified in the prospectus supplement:
•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.
     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.
Exchange and Transfer
     Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
     We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

     In the event of any potential redemption of debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
     We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
     The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.
     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement occurs.
     As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.
     Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
     Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

     Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
     Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.
     The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
     The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.
     We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger and Sale of Assets
     Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:
•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.
Events of Default
     Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:
•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series for 30 days when due;

•	failure to deposit any sinking fund payment within 30 days of when due;

•	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.
     An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
     If an event of default, other than an event of default described in the fifth clause above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.
     If an event of default described in the fifth clause above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
     After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.
     Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
     A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

•	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.
     Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.
     We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.
Modification and Waiver
     Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

     However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of any debt security;

•	reduce the principal of, premium, if any, on or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium on or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right, if any, to convert any debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.
     Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:
•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to conform the text of the indentures to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indentures;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.
     The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance
     We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.
     Each indenture will contain a provision that permits us to elect:
•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:
(1)	the subordination provisions under the subordinated indenture; and

(2)	covenants as to payment of taxes and maintenance of corporate existence.
     To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.
     If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of the debt securities and replacement of lost, stolen or mutilated debt securities.
Notices
     Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
     The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
Regarding the Trustee
     The indenture will limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.
     The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
     Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The indenture will require us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
     We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:
•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).
     We may resume payments and distributions on the subordinated debt securities:
•	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.
     No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.
     If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”).
     In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
     We will be obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions
     “Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:
•	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries, and

•	the subordinated debt securities.
DESCRIPTION OF COMMON STOCK
     The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”
     We have authority to issue 100,000,000 shares of common stock, $0.01 par value per share. As of October 23, 2007, we had 37,818,154 shares of common stock outstanding.
     Each share of common stock entitles its holder to one vote on all matters to be voted upon by shareholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority shareholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may apply to any outstanding preferred stock, holders of common stock may receive ratably any dividends that the board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of preferred stock that may be outstanding. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be issued under this prospectus will be fully paid and non-assessable.
Anti-Takeover Effects of Provisions of Texas Law And Our Charter Documents
     The following paragraphs summarize certain provisions of the Texas Business Corporation Act (the “TBCA”) and our Articles of Incorporation and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the TBCA and to our Articles of Incorporation and Bylaws, copies of which are on file with the Commission and are exhibits to the registration statements of which this prospectus is a part. See “Where You Can Find More Information.”
     Our amended and restated articles of incorporation (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”) contain provisions that, together with the ownership position of our officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for shareholders to change management, which could adversely affect the market price of our common stock.
Director Liability
     Our Articles of Incorporation limit the personal liability of our directors to our company and our shareholders to the fullest extent permitted by applicable law. The inclusion of this provision in our Articles of Incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against our directors for breach of their duty of care.

Shareholder Action and Meetings of Shareholders
     In addition, our Bylaws provide that shareholders wishing to propose business to be brought before a meeting of shareholders will be required to comply with various advance notice requirements. A special meeting of the shareholders may be called by our Chief Executive Officer or a resolution adopted by a majority of the total number of directors. In addition, our Chief Executive Officer is required to call a special meeting of the shareholders upon receipt of a written request from shareholders who own at least ten percent of the issued and outstanding number of shares entitled to vote at the special meeting.
Business Combination Law of Texas
     We are subject to the Texas Business Combination Law. This statute regulating corporate takeovers prohibits a Texas corporation from engaging in any business combination with any affiliated shareholder for three years following the date that such shareholder became an affiliated shareholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an affiliated shareholder; or

•	no later than six months after the date of the transaction, the business combination is approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not beneficially owned by the affiliated shareholder at an annual or special meeting of shareholders duly called for the purpose of approving the transaction, and not by written consent.
     In general, the Business Combination Law defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the affiliated shareholder;

•	any sale, transfer, pledge or other disposition of assets in one or more transactions with an affiliated shareholder that (i) have an aggregate fair market value equal to 10% or more of the aggregate market value of all the assets of the corporation, (ii) have an aggregate value equal to 10 percent or more of the aggregate market value of all the outstanding voting shares of the corporation, or (iii) represent 10 percent or more of the earning power or net income of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the affiliated shareholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the affiliated shareholder;

•	the adoption of a plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement, arrangement, or understanding with an affiliated shareholder or an affiliate or associate of the affiliated shareholder; or

•	the receipt by the affiliated shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, the Business Combination Law defines “affiliated shareholder” as an entity or person beneficially owning 20% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
     We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. The Business Combination Law may also discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by shareholders.

Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Mellon Investor Services LLC.
Listing on the Nasdaq Capital Market
     Our common stock is listed on the Nasdaq Capital Market under the symbol “SVLF.”
DESCRIPTION OF PREFERRED STOCK
     We have authority to issue 10,000,000 shares of preferred stock, $0.01 par value per share. As of October 23, 2007, we had no shares of preferred stock outstanding.
General
     Under our Articles of Incorporation, our board of directors is authorized generally without shareholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the TBCA and our Articles of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Texas. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:
•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.
     All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.
     We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:
•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
Rank
     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
     The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
LEGAL MATTERS
     The validity of the securities covered by this prospectus will be passed upon for us by Meadows, Collier, Reed, Cousins & Blau, LLP.
EXPERTS
     The consolidated financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated costs and expenses in connection with the distribution of the securities covered by the registration statement of which this prospectus is a part. We will bear all of these expenses.

Registration fee under the Securities Act	$4,729
Accounting fees and expenses	$15,000
Legal fees and expenses	$30,000
Printing Expenses	$25,000
Transfer Agent Fees and Expenses	$5,000
Trustee Fees and Expenses	$5,000
Miscellaneous	$1,000

Total	$85,729
Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Company’s Charter limits the liability of the Company’s directors and officers to the Company and its shareholders to the fullest extent permitted by law. The Texas Business Corporation Act (“TBCA”) presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except for (i) a breach of the duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that is a breach of a duty to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction in which the director or officer received an improper benefit, or (iv) other statutory exceptions.
     The Company has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law. Pursuant to the Indemnification Agreement, the Company shall indemnify an officer who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of such person while an officer or director or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Indemnification Agreements provide the procedure by which an officer may seek indemnification by the Company.
     The Company’s Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties the fullest extent permitted from time to time by law. The TBCA presently permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party only if (i) the indemnified party conducted himself in good faith, (ii) if a director, his conduct was in the corporation’s best interest, or, if not a director, his conduct was not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the indemnified party had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, if the director or officer has been adjudged to be liable to the corporation or is found liable on the basis that personal benefit was improperly received, indemnification (i) is limited to reasonable expenses actually incurred by such person in the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not itself determinative that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.
     The Company has obtained a directors and officers liability insurance policy that insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and/or officers of the Company, (ii) the Company to the extent that it has indemnified the directors and officers for such loss, and (iii) the Company for losses incurred in connection with claims made against the Company for covered wrongful acts.
Item 16. EXHIBITS

+1.1	Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K, dated December 29, 2003).

3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended September 30, 2003).

+3.3	Certificate of Designation of Preferred Stock of Registrant

4.1	Form of Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 dated May 16, 1997 to the Registrant’s Registration Statement on Form S-1, File No. 333-24273).

+4.2	Form of Preferred Stock Certificate of the Registrant

*4.3	Form of Senior Debt Indenture, between the Registrant and one or more trustees to be named

*4.4	Form of Subordinated Debt Indenture, between the Registrant and one or more trustees to be named

+4.5	Form of Senior Note

+4.6	Form of Subordinated Note

+4.7	Form of Common Stock Warrant Agreement and Warrant Certificate

+4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate

+4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate

*5.1	Opinion of Meadows, Collier, Reed, Cousins & Blau, LLP

10.1	Registration Rights Agreement Between Robert E. Mead and Registrant (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-24273)

*11.1	Statement Re Computation of Per Share Earnings of Registrant

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of Meadows, Collier, Reed, Cousins & Blau, LLP (included as part of Exhibit 5.1)

*23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

+25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture

+25.1	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

+	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

*	Filed herewith
Item 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 23, 2007.

SILVERLEAF RESORTS, INC.

By:	/s/ ROBERT E. MEAD
Name:	Robert E. Mead
Title:	Chairman of the Board and Chief
Executive Officer (Principal Executive Officer)

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT E. MEAD Robert E. Mead	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 23, 2007
/s/ HARRY J. WHITE, JR Harry J. White, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2007
/s/ J. RICHARD BUDD, III J. Richard Budd, III	Director	October 23, 2007
/s/ JAMES B. FRANCIS, JR. James B. Francis, Jr.	Director	October 23, 2007
/s/ HERBERT B. HIRSCH Herbert B. Hirsch	Director	October 23, 2007
/s/ REBECCA JANET WHITMORE Rebecca Janet Whitmore	Director	October 23, 2007

INDEX OF EXHIBITS

+1.1	Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K, dated December 29, 2003).

3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended September 30, 2003).

+3.3	Certificate of Designation of Preferred Stock of Registrant

4.1	Form of Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 dated May 16, 1997 to the Registrant’s Registration Statement on Form S-1, File No. 333-24273).

+4.2	Form of Preferred Stock Certificate of the Registrant

*4.3	Form of Senior Debt Indenture, between the Registrant and one or more trustees to be named

*4.4	Form of Subordinated Debt Indenture, between the Registrant and one or more trustees to be named

+4.5	Form of Senior Note

+4.6	Form of Subordinated Note

+4.7	Form of Common Stock Warrant Agreement and Warrant Certificate

+4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate

+4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate

*5.1	Opinion of Meadows, Collier, Reed, Cousins & Blau, LLP

10.1	Registration Rights Agreement Between Robert E. Mead and Registrant (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-24273)

*11.1	Statement Re Computation of Per Share Earnings of Registrant

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of Meadows, Collier, Reed, Cousins & Blau, LLP (included as part of Exhibit 5.1)

*23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

+25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture

+25.1	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

+	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

*	Filed herewith